Filed Pursuant To Rule 433

Registration No. 333-275079

November 24, 2023

X/Twitter Post:

Live Address: https://twitter.com/2800345565/status/1728157386790363622

Text: $GBTC discount is now the narrowest since July 2021. Read the latest news on GBTC from @coindesk
https://www.coindesk.com/markets/2023/11/24/grayscales-gbtc-discount-to-nav-at-narrowest-since-july-2021-on-etf-optimism/

Link: https://www.coindesk.com/markets/2023/11/24/grayscales-gbtc-discount-to-nav-at-narrowest-since-july-2021-on-etf-optimism/

Facebook post:

Live Address: https://www.facebook.com/1632920206924572/posts/843888537738205

Text: Text: $GBTC discount is now the narrowest since July 2021. Read the latest news on GBTC from @coindesk
https://www.coindesk.com/markets/2023/11/24/grayscales-gbtc-discount-to-nav-at-narrowest-since-july-2021-on-etf-optimism/

Link: https://www.coindesk.com/markets/2023/11/24/grayscales-gbtc-discount-to-nav-at-narrowest-since-july-2021-on-etf-optimism/

LinkedIn post:

Live Address: https://linkedin.com/feed/update/urn:li:share:7133923089901318144

Text: $GBTC discount is now the narrowest since July 2021. Read the latest news on GBTC from @coindesk
https://www.coindesk.com/markets/2023/11/24/grayscales-gbtc-discount-to-nav-at-narrowest-since-july-2021-on-etf-optimism/

Link: https://www.coindesk.com/markets/2023/11/24/grayscales-gbtc-discount-to-nav-at-narrowest-since-july-2021-on-etf-optimism/

Now boarding: Investors in the world’s largest Bitcoin fund

Symbol GBTC

Grayscale Bitcoin Trust

Bitcoin investing begins here

Now boarding: Investors in the world’s largest Bitcoin f

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902.